                                                                       EXHIBIT 5

February 2, 1998



Kimberly-Clark Corporation
P. O. Box 619100
Dallas, Texas 75261-9100


                     Re: Registration Statement on Form S-3


Gentlemen:

I am Senior Vice President - Law and Government Affairs of Kimberly-Clark Corporation (the "Corporation"), and have acted as counsel in connection with
(i) the registration statement being filed by the Corporation with the Securities and Exchange Commission (the "Commission") with regard to the registration under the Securities Act of 1933, as amended (the "Act"), of $500,000,000 aggregate principal amount of debt securities of the Corporation (the "Debt Securities"), and (ii) the First Amended and Restated Indenture dated as of March 1, 1988, as supplemented by the First Supplemental Indenture thereto dated as of November 6, 1992, and the Second Supplemental Indenture thereto dated as of May 25, 1994 (the "Indenture"), between the Corporation and The First National Bank of Chicago, as successor trustee (the "Trustee"), pursuant to which Indenture the Debt Securities are to be issued. The registration statement (including the exhibits thereto and all documents or portions thereof incorporated therein by reference) is hereinafter collectively called the "Registration Statement."

I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities. In addition, in connection with this opinion, I have examined an executed copy of the Registration Statement and the Indenture, and such corporate and other documents and records, and certificates of officers of the Corporation, as I have deemed necessary for the purposes of this opinion. In stating my opinion I have assumed the genuineness of all signatures of, and the authority of, persons signing any documents or records on behalf of parties other than the Corporation, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies.

Based upon the foregoing, I am of the opinion that:

1. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Corporation has the corporate power to authorize and sell the Debt Securities.

3. The Debt Securities will be legally issued and binding obligations of the Corporation (except as may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights or by general principles of equity) when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Act; (ii) the Corporation's Board of Directors or a duly authorized committee or

Kimberly-Clark Corporation
Page 2
February 2, 1998


         officer thereof shall have authorized the issuance and sale of the Debt Securities as contemplated by the Registration Statement and the Indenture; and (iii) the Debt Securities shall have been duly executed, authenticated and delivered to the purchasers thereof against payment of the agreed consideration therefor.

For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Corporation and that such laws will be the only laws applicable to the Corporation. I express no opinion as to the application of the securities or Blue Sky laws of the various states to the sales of the Debt Securities.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name under the caption "Validity of Debt Securities" in the Prospectus and the Prospectus Supplement relating to the Registration Statement which are reviewed and approved by me prior to the distribution of such Prospectus and Prospectus Supplement and the filing thereof with the Commission.

Very truly yours,


/s/ O. George Everbach

O. George Everbach